EXHIBIT 10.3

Long Term Incentive Plan Stock Option Grants

On February 8, 2013, as approved by the Compensation Committee of  the Pernix Group, Inc. Board of Directors, stock option grants were awarded  in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

•      Form of grant: Stock option awards for non-employee Directors of Pernix Group, Inc.

•      Term and vesting of stock options: The stock option grants vest equally over a 3 year period and are coterminous with the expiration date of the plan or 10 years from the date of the grant, whichever occurs sooner.

•      Grant date: February 8, 2013.

•      Exercise Price per Stock Option: Fair market value of a share of Pernix Group, Inc. common stock as of the grant date, to be determined by third party appraisal.

•      Number of stock options:

		Stock Options
Ralph Beck, Chairman	-	13,500

Trudy Clark, Director	-	13,000

Max Engler, Director	-	13,000

Don Gunther, Director	-	13,000

Ibrahim Ibrahim, Director	-	13,000

Carl Smith, Director	-	13,000